UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the registrant	[	X	]
Filed by a party other than the registrant	[		]

Check the appropriate box:

[		]	Preliminary Proxy Statement
[		]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[		]	Definitive Proxy Statement
[	X	]	Definitive Additional Materials
[		]	Soliciting Material Pursuant to §240.14a-12

Montana Tax-Free Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

[ X ]	No Fee Required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transactions applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[	]	Fee paid previously with preliminary materials.
[	]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)		Amount Previously Paid:
2)		Form, Schedule, or Registration Statement No.:
3)		Filing Part:
4)		Date Filed:

Montana Tax-Free Fund recently contacted you regarding a Special Meeting of Shareholders scheduled for June 29, 2009. The Fund's records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled. By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

1-800-601-5593

Your vote is urgently needed! Please vote now to be sure your vote is received in time for the June 29, 2009 Special Meeting of Shareholders.	Montana Tax-Free Fund has made it very easy for you to vote. Choose one of the following methods:
	•	Call us toll-free at (800)601-5593 to speak to a Transfer Agent. We can record your vote right over the phone. (open: M-F 8am-5pm CT)
	•	Log on to the website noted on your proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.
	•	Mail in your signed proxy card in the envelope provided.
	•	Fax your signed proxy card to Integrity Fund Services, Inc. at (701)852-2548.

Voting takes only a few minutes.

PLEASE VOTE TODAY.